We have prepared a brief slide show to review the company’s  recent operating performance and to highlight our portfolio  growth and resulting returns delivered to shareholders over our  23 years as a public REIT. 1

Just this past week, we received our certificate of occupancy  from the District of Columbia for our Park Van Ness  development.  The building is comprised of 271 luxury  apartments and 9,000 square feet of street level retail.  We are  conveniently located on Connecticut Ave. just north of the Van  Ness Metro Station and bordering Rock Creek Park. 2

Park Van Ness rises 11 stories above the park, providing  residents breathtaking views and access to the park.  Park Van  Ness offers residents a combination of urban convenience and  walkability, with below street‐level structured parking, a 24 hour  concierge, and amenities including a community room,  landscaped courtyards, a state of the art fitness room and a  rooftop pool and sun deck.  Park Van Ness’s two street‐level retail tenants are Soapstone  Market, a 6,000 square foot specialty grocery and gourmet  market and Sfoglina, an Italian fine dining establishment by  Fabio Trabocchi, one of Washington, DC’s top chefs.   3

The 271 apartment units consist of a mix of 1 to 3 bedroom  units, with over 60% having views of Rock Creek Park.   Our first  tenants moved in this week and a total of 42 leases have been  signed, and rents are meeting expectations. Over the past few years, demand for well located , well priced  residential rental product has been very strong.  However,  growth in apartment project construction and new supply has  put pressure on rental rate growth.  The pipeline of future  apartment projects indicates fewer construction starts than in  recent years, which should allow demand to catch up to supply,  ultimately resulting in rent growth.  This rent growth will be  faster at properties near mass transit, such as our apartment  projects at Park Van Ness and our Clarendon Center apartments.  4

Park Van Ness is Saul Centers’ second major urban Metro  oriented development project, following our successful  Clarendon Center delivered in 2010.  Prior to Clarendon Center, our office/mixed‐use portfolio totaled  1.2 million square feet and 23% of our cash flow.  With the  addition of Park Van Ness, this portion of our portfolio will grow  to 1.7 million square feet and account for over 25% of our cash  flow. 5

Since hitting a low of 16% during 2010/2011 our office leasing  percentage has shown continued improvement.  The average  percentage leased in our 5 commercial projects has exceeded  91% since 2014, and as of the first quarter of 2016 has improved  to 91.8%, the highest it has been since 2008. While the overall  office market vacancy rates are still elevated, weak (but  improving) demand for office space continues to keep office  rental rates under pressure.  6

Looking beyond the Park Van Ness development, we have  assembled sites adjacent to three Metro stations – Glebe Road  in Northern Virginia and White Flint and Twinbrook in  Montgomery County, Maryland on the Rockville Pike corridor.   These 3 sites contain 21 acres, and have development potential  of up to 3,000 apartments, 220,000 square feet of street level  retail, and 475,000 square feet of office space.  Our  development and construction schedules will be determined by  the site and building plan approval process, and market  conditions. 7

Pre‐development activities continue at our premier location at  the intersection of N. Glebe Road and Wilson Boulevard, our  recently acquired land near the Ballston Metro Station in  Arlington, Virginia.  Final zoning and site plan hearings are  expected in early Summer 2016 for a mixed‐use building  comprised of 475 luxury apartments and over 60,000 square  feet of street‐level retail space.   8

While overall portfolio size has grown, our property type and  geographic focus have remained consistent since inception.   Over 77% of our 2015 property operating income was generated  by community and neighborhood shopping centers, compared  to 73% at our formation in 1993. Approximately 85% of our 2015 property operating income was  generated from the metropolitan Washington, DC market, up  from 79% in 1993.  Given that our development pipeline is  concentrated in the Washington, DC metropolitan area, we  expect this trend to continue. 9

Since the three down years in 2009 through 2011, our retail  same property operating income has grown an average of 4.0%  annually during the four year period 2012 through 2015.   Excluding the impact of a lease termination fee received from  Staples in the first quarter 2016, same property operating  income grew 2.5%. 10

The primary driver of operating income growth during the four  year period 2012 through 2015 has been improved leasing  percentage. Our retail leasing percentage averaged 95.4% for  2015 and 95.8% for the most recent quarter of 2016, continuing  a growth trend since 2011.   Successful leasing of small shop space has been a large  contributor to our overall retail leasing percentage  improvement.  11

We define small shops as in‐line spaces of less than 10,000  square feet.  Down from the peak of 94% in 2006, small shop  leasing improved from a low  of 83.7% in 2011 to current levels  above 91% since 2014.  Rental income of small shops is an important contributor to cash  flow growth. While small shops comprised only 30% of our retail  square footage, they contributed 48% of our retail annual base  rent in 2015. 12

Another important contributor to property operating income  growth is the percentage of tenants renewing their leases.   Higher renewal percentage minimizes cash flow downtime  which occurs during re‐tenanting of space. The percentage of  retail tenants renewing leases, as measured by expiring base  rents, was 74% in 2015, consistent with the average of the  previous three years, and significantly better than the low of  60% in 2011.  13

A third contributor to improving property operating income is  the growth in rental rates.  On a same space basis, retail rental  rate increases over expiring rents averaged approximately 10%  during the three years leading up to the economic downturn.   After 3 years of rental rate declines from 2009 to 2011, retail  rents have since increased an annual average of 2.5%.  These  still low, yet positive, rent increases largely result from improved  leasing percentage and successful tenants as measured by their  stable reported tenant sales. 14

The three tenant spaces pictured here are currently under construction  and provide a good example of how we add value to our core portfolio  with opportunistic investments.  A formerly under performing  approximately 48,000 square foot anchor space at Southdale is being  reconfigured to accommodate Mercy Personal Physicians and several  smaller complimentary spaces.  On the right, we have converted an unoccupied, low rent paying pad site  to a new Silver Diner at Westview Village.   Pictured below right, we have demolished several underperforming shop  spaces to be replaced by a higher rent paying lease with CVS Pharmacy at  Germantown.   In total, recent small projects similar to these that are underway this year  or planned for 2017, totaling just under $10 million in capital invested,  will yield incremental returns of over 12% and be accretive to FFO by  $0.04 per share.  15

Our portfolio’s diverse retail tenant base minimizes the  Company’s exposure to any one tenant’s credit.  Our top 10  retail tenants comprise only 18.4% of total revenue.  Only Giant  Food and Safeway individually accounted for more than 2.5% of  our total revenue last year.   16

As we discussed at last year’s meeting, we had six Radio Shack  locations as they worked through their bankruptcy, with annual  base rents representing 0.3% of total base rent.  Four of these  six leases were transferred to a partnership owned by Sprint and  General Wireless.  The new owner has continued operating  these four stores under a co‐branded Sprint‐Radio Shack format.  The other two locations have been re‐leased, at rents 8% higher  than what Radio Shack was paying.   Staples and Office Depot had announced a merger early last  year, which was later not allowed by the FTC. As of this time last  year, we had five of these stores, contributing 1.3% of total base  rent. We have just negotiated and received a termination fee  from our Staples store in Rockville, and are in final negotiations  to re‐tenant that store.  Our four Staples/Office Depot locations  now only represent 0.7% of total base rent. 17

Safeway, currently our 2nd largest tenant by SF and % of total  revenue, will close 2 of their 9 stores in our portfolio:  Broadlands Village in Ashburn, Virginia just closed at the end of  April, and Briggs Chaney Plaza in Silver Spring, Maryland will  close at the end of May. Leases at these two locations continue to be in full force and  effect.  We are in discussions with Safeway and other retailers as  we seek new tenants at these locations. We expect only modest net operating income weakness  stemming from a few co‐tenancy rent reductions in the near  term.  Both of these centers are over 97% leased. 18

FFO has continued to improve, since dropping to a low during  the recession of $2.03 per share in 2011, reaching $2.95 per  share in 2015.  This is the company’s fourth consecutive year of  FFO growth, with 2015 up 5.4% per share from 2014. After four years of $1.44 per share dividend pay‐out from 2010  to 2014, we raised the dividend by 7.5% in April 2015.  We again  increased the dividend in April 2016, by 9.3%, to the current  annualized rate of $1.84 per share. 19

Our dividend payout ratio has dropped steadily from 70.9% of  FFO in 2011, to under 60% over the past two years. This conservative payout policy allows us to retain operating  cash flow to fund portions of our planned future acquisition,  redevelopment and development activities. 20

Over 95% of our total debt is fixed rate, non‐recourse debt.  A  favorable rate environment over the past 5 years has allowed us  to reduce our weighted average interest rate to 5.4%, from 6.7%  at the beginning of 2010.  Maturities are staggered through  2034 – the silver bars represent the current value of the debt at  the year of maturity.  More importantly, with scheduled  principal amortization reducing debt annually, the green bars  show debt balances at maturity, with only 1 year over $100  million.  This laddered maturity greatly minimizes our risk  associated with debt markets in the future. 21

Beginning in 1993, we were a company of 29 properties  containing 5.3 million square feet of retail and office space.  As a  result of core property redevelopment, supplemented with  acquisitions and new developments and with the latest addition  of Park Van Ness, we now have 57 operating properties with  approximately 9.5 million square feet.   Property operating income of $43 million in 1994 has increased  to nearly $158 million in 2015, a 6.1% compounded annual  growth rate over our 23 year history. 22

We began in 1993 with a $500 million total capitalization, split  evenly between debt and equity – 50% leveraged. Currently, as of March 2016, our total capitalization is  approximately $2.6 billion and, with $873 million of debt, our  leverage has decreased to 33.5%. Throughout this period, a long‐term holder of our stock since  our August 1993 IPO has received an 11.1% compounded annual  total return, including both dividends and price appreciation. 23

We remain committed to, and confident in, the long‐term  growth prospects for our retail and mixed‐use properties. Our balance sheet is strong, and we are prepared for new  opportunities moving forward. I now welcome any questions you may have. Adjournment  (after questions) 24

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